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                                                                      Exhibit 21


                        SUBSIDIARIES OF HARTE-HANKS, INC.
                               As of June 30, 2002


                                                     Jurisdiction of
Name of Entity                                         Organization     % Owned
--------------                                       ---------------    --------
DiMark, Inc.                                           New Jersey       100%
DMK, Inc.                                              Delaware         100%(2)
The Flyer Publishing Corporation                       Florida          100%
Harte-Hanks CRM Services UK Limited                    England          100%
Harte-Hanks Data Services LLC                          Maryland         100%
Harte-Hanks Data Technologies LLC                      Delaware         100%
Harte-Hanks Delaware, Inc.                             Delaware         100%
Harte-Hanks Direct, LLC                                Delaware         100%(1)
Harte-Hanks Direct Marketing/Baltimore, Inc.           Maryland         100%
Harte-Hanks Direct Marketing/Cincinnati, Inc.          Ohio             100%
Harte-Hanks Direct Marketing/Dallas, L.P.              Delaware         100%(6)
Harte-Hanks Direct Marketing/Fullerton, Inc.           California       100%
Harte-Hanks Direct Marketing/Jacksonville, LLC         Delaware         100%(10)
Harte-Hanks Direct Marketing/Kansas City, LLC          Delaware         100%(11)
Harte-Hanks do Brazil Consultoria e Servicos Ltda.     Brazil           100%(3)
Harte-Hanks IRG, Inc.                                  Michigan         100%
Harte-Hanks Limited                                    England          100%(3)
Harte-Hanks Market Intelligence, Inc.                  California       100%
Harte-Hanks Market Intelligence Espana LLC             Colorado         100%
Harte-Hanks Market Intelligence Europe B.V.            Netherlands      100%
Harte-Hanks Market Intelligence GmbH                   Germany          100%(4)
Harte-Hanks Market Intelligence Limited                Ireland          100%(4)
Harte-Hanks Market Intelligence Limited                England          100%(4)
Harte-Hanks Market Intelligence SAS                    France           100%(4)
Harte-Hanks Market Research, Inc.                      New Jersey       100%
Harte-Hanks Partnership, Ltd.                          Texas            100%(5)
Harte-Hanks Print, Inc.                                New Jersey       100%
Harte-Hanks Pty. Limited                               Australia        100%(3)
Harte-Hanks Response Management/Austin L.P.            Delaware         100%(6)
Harte-Hanks Response Management/Boston, Inc.           Massachusetts    100%
Harte-Hanks Response Management Call Centers, Inc.     Delaware         100%
Harte-Hanks Response Management Europe                 Belgium          100%
Harte-Hanks Shoppers, Inc.                             California       100%
Harte-Hanks Stock Plan, Inc.                           Delaware         100%
Harte-Hanks Teleservices, LLC                          Delaware         100%(2)
H&R Communications, LLC                                Delaware         100%(2)
HTS, Inc.                                              Connecticut      100%
Information for Marketing Limited (shell corporation)  England          100%(7)
NSO, Inc.                                              Ohio             100%
Printing Management Systems, Inc.                      Delaware         100%
Sales Support Services, Inc.                           New Jersey       100%(8)
Sales Support Services of Texas, Inc.                  Delaware         100%(9)
salessupport.com, Inc.                                 Delaware         100%(9)
Southern Comprint Co.                                  California       100%
Spectral Resources, Inc.                               New York         100%
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(1)  Owned by Harte-Hanks Response Management Call Centers, Inc.
(2)  Owned by Harte-Hanks Direct, LLC
(3)  Owned by Harte-Hanks Data Technologies LLC
(4)  Owned by Harte-Hanks Market Intelligence Europe B.V.
(5)  99.5% Owned by Harte-Hanks Delaware, Inc.
       .5% Owned by Harte-Hanks , Inc.
(6)  99%   Owned by Harte-Hanks Stock Plan, Inc.
        1% Owned by Harte-Hanks Response Management Call Centers, Inc.
(7)  Owned by Harte-Hanks Limited
(8)  Owned by Harte-Hanks Delaware, Inc.
(9)  Owned by Sales Support Services, Inc.
(10) Owned by Harte-Hanks Direct Marketing/Cincinnati, Inc.
(11) Owned by Printing Management Systems, Inc.